                               PEREGRINE SYSTEMS, INC.
                            REGISTRATION RIGHTS AGREEMENT
                                    MARCH 16, 1995


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TABLE OF CONTENTS

                                                                           Page
                                                                           ----


SECTION 1 RESTRICTIONS ON TRANSFERABILITY; REGISTRATION RIGHTS

    1.1    CERTAIN DEFINITIONS                                              1
    1.2    RESTRICTIONS                                                     2
    1.3    RESTRICTIVE LEGEND                                               2
    1.4    NOTICE OF PROPOSED TRANSFERS                                     3
    1.5    COMPANY REGISTRATION                                             4
    1.6    REGISTRATION ON FORM S-3                                         5
    1.7    EXPENSES OF REGISTRATION                                         6
    1.8    REGISTRATION PROCEDURES                                          6
    1.9    INDEMNIFICATION                                                  7
    1.10   INFORMATION BY HOLDER                                            8
    1.11   RULE 144 REPORTING                                               8
    1.12   TRANSFER OF REGISTRATION RIGHTS                                  9
    1.13   MARKET STANDOFF AGREEMENT                                        9
    1.14   TERMINATION OF RIGHTS                                           10

SECTION 2  AFFIRMATIVE COVENANTS OF THE COMPANY                            10

    2.1    FINANCIAL INFORMATION                                           10
    2.2    INSPECTION                                                      11
    2.3    TERMINATION OF COVENANTS                                        11

SECTION 3  MISCELLANEOUS                                                   11

    3.1    ASSIGNMENT                                                      11
    3.2    THIRD PARTIES                                                   11
    3.3    GOVERNING LAW                                                   11
    3.4    COUNTERPARTS                                                    12
    3.5    NOTICES                                                         12
    3.6    SEVERABILITY                                                    12
    3.7    AMENDMENT AND WAIVER                                            12
    3.8    RIGHTS OF HOLDERS                                               12
    3.9    DELAYS OR OMISSIONS                                             12
    3.10   ARBITRATION                                                     13


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

                            REGISTRATION RIGHTS AGREEMENT



    This Registration Rights Agreement (the "AGREEMENT") is entered into as of the 16th day of March, 1995 by and among Peregrine Systems, Inc., a Delaware corporation (the "COMPANY") and Robert B. Ashton (the "BRIDGE STOCKHOLDER").


                                       RECITALS


    The Company and the Bridge Stockholder are parties to an Agreement and Plan of Reorganization of even date herewith, pursuant to which the Company has issued to the Bridge Stockholder shares of the Company's Common Stock (the "SHARES").

    NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:


                                       SECTION

1

                 RESTRICTIONS ON TRANSFERABILITY; REGISTRATION RIGHTS

    1.1 CERTAIN DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

    "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

    "HOLDER" shall mean any holder, or an assignee under Section 1. 12 hereof of Outstanding Registrable Securities.

    "INITIATING HOLDERS" shall mean any Holders who in the aggregate are Holders of not less than fifty percent (50%) of the Registrable Securities.

    The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

    "REGISTRATION EXPENSES" shall mean all expenses (excluding underwriting discounts and selling commissions) incurred in connection with a registration under Sections 1.5 and 1.6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

    "REGISTRABLE SECURITIES" means (a) the Shares and (b) any Common Stock of the Company issued or issuable in respect of the Shares or other securities issued or issuable with respect to the Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Shares; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (x) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or
(y) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

    "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 1.3 hereof.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (as limited by Section 1.7).

    1.2 RESTRICTIONS. The Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.
The Bridge Stockholder will cause any proposed purchaser, assignee, transferee or pledgee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

    1.3    RESTRICTIVE LEGEND. Each certificate representing (a) the Shares and
(b) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES

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           MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH
           REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

           "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

           Each Bridge Stockholder and Holder consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

    1.4 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (a) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (b) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (c) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter in any transaction in compliance with Rule 144; provided, however, that each transferee agrees in writing to be subject to the terms of this Section 1. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in this Section I. except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

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    1.5    COMPANY REGISTRATION.

    (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

           (i)   promptly give to each Holder written notice thereof, and

           (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder, except as set forth in Section 1.5(b) below.

provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 1.5 after the Company has effected two (2) such registrations pursuant to this subparagraph 1.5(a), and such registrations have been declared or ordered effective and the securities offered pursuant to each such registration have been sold.

    (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.5(a)(i). In such event, the right of any Holder to registration pursuant to
Section 1.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration, as the case may be). Notwithstanding any other provision of this Section 1.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, (a) if such registration is the first registered offering of the Company's securities to the public, the Underwriter may exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto, and (b) if such registration is other than the first registered offering of be sale of the Company's securities to the public, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) entitled to registration pursuant to registration rights granted to the participating Holders by the Company; provided, however, that no such reduction may reduce the number of securities being sold by the Holders to less than ten percent (10%) of the total number of shares being registered. To facilitate the allocation of shares in accordance with the above provisions, the

Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days (one hundred eighty (180) days in the case of the Company's Initial Public Offering) after the date of the final prospectus included in the registration statement relating thereto.

           (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.5 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

    1.6    REGISTRATION ON FORM S-3.

           (a) If any Holder or Holders of Registrable Securities requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts. to cause such Registrable Securities to be registered for the offering on such form; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 1.6 in any twelve (12) month period. The Company will (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of written notice from the Company. The substantive provisions of Section 1.5(b) shall be applicable to each registration initiated under this Section 1.6.

    (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.6: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date sixty (60) days prior to the filing of, and ending on the earlier of (x) one year from the date sixty (60) days prior to the Company's date of filing of, or
(y) a date six (6) months following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder or Holders.

    1.7 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration pursuant to Section 1.5 shall be borne by the Company. All Registration Expenses incurred in connection with any registration pursuant to Section 1.6 shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

    1.8 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

           (a) Prepare and file with the Commission a registration statement with respect to such securities and use is best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed; and

           (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

    1.9    INDEMNIFICATION.

           (a) The Company will indemnify each Holder, each of its officers and directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities

(or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

           (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder or other person selling securities pursuant to such registration statement, each of its officers and directors and each person controlling such Holder or other person within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligation of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of securities sold as contemplated herein.

           (c) Each party entitled to indemnification under this Section 1.11 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section I unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

    1.10 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

    1.11 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

           (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

           (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

           (c) So long as the Bridge Stockholder owns any Restricted Securities, to furnish to the Bridge Stockholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Bridge Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Bridge Stockholder to sell any such securities without registration.

    1.12 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to the Bridge Stockholder under Sections 1.5 and 1.6 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by the Bridge Stockholder (together with any affiliate); provided, however, that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) written notice of such assignment is given to the Company and (c) the Registrable Securities to be assigned or transferred represent at least one percent (1%) of the outstanding capital stock of the Company on the date of transfer.

    1.13 MARKET STANDOFF AGREEMENT. ]Each Holder agrees in connection with any registration of the Company's securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, pledge, hypothecate, make any short sale of or otherwise dispose of any Registrable Securities (other than those included in the registration) or other capital stock of the Company or securities exchangeable or convertible into capital stock of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the date of the final prospectus used in such registration) as may be requested by the Company or such managing underwriters; provided, however, that the officers and directors of the Company who own stock of the Company also agree to such restrictions. The certificates for the Shares shall contain, for so long as such market standoff provision remains in place, a legend in substantially the following form:

    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER INCLUDING A MARKET STANDOFF AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL SHAREHOLDER THAT PROHIBITS SALE OR TRANSFER OF SUCH SHARES FOR A PERIOD OF UP TO 180 DAYS FOLLOWING THE DATE OF THE FINAL PROSPECTUS FOR THE INITIAL PUBLIC OFFERING OF THE ISSUER'S COMMON STOCK. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE ISSUER.

    1.14 TERMINATION OF RIGHTS. The rights of any particular Holder to cause the Company to register securities under Sections 1.5 and 1.6 shall terminate with respect to such Holder on the earlier of (i) the date when such securities may be sold during a one-year period pursuant to Rule 144 (but not Rule 144A) or
                                                               ---
similar or successor Rule and (ii) the date five (5) years after the effective date of the Company's Initial Public Offering.


                                      SECTION 2

                         AFFIRMATIVE COVENANTS OF THE COMPANY

    The Company hereby covenants and agrees as follows:

    2.1 FINANCIAL INFORMATION. So long as the Bridge Stockholder is a holder of 50,000 Shares (as adjusted for any stock splits, consolidations and the like), the Company will furnish to such Bridge Stockholder the following reports:

           As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Company; and

           As soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet and a statement of shareholder's equity as of the end of such fiscal quarter and a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of common shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for common shares and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Bridge Stockholder to calculate its percentage equity ownership in the Company.

    2.2 INSPECTION. The Company shall permit each Bridge Stockholder, at such Bridge Stockholder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Bridge Stockholder; provided, however, that the

Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

    2.3 TERMINATION OF COVENANTS. The covenants set forth in this Section 2 shall terminate on, and be of no further force or effect after, the earlier of the date the holders of a majority of the Shares so agree or the date on which the Company is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.


                                      SECTION 3

                                    MISCELLANEOUS

    3.1 ASSIGNMENT. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

    3.2 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    3.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements entered into and performed in the State of California solely by residents thereof.

    3.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    3.5 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given four (4) days after deposit in the mail, postage prepaid.

    3.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

    3.7 AMENDMENT AND WAIVER. Any provision of this Agreement may be amended with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

    3.8 RIGHTS OF HOLDERS. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

    3.9 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

    3.10 ARBITRATION. Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be resolved exclusively by binding arbitration in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and the Bridge Stockholder shall each pay one-half of the costs and expenses of such arbitration, and each of them shall separately pay their counsel fees and expenses.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       PEREGRINE SYSTEMS, INC.


                                       By: /s/ David Thatcher
                                       Title: VP/Chief Financial Officer
                                       BRIDGE STOCKHOLDER:

                                       /s/ Robert B. Ashton
                                       Robert B. Ashton